Exhibit 11
                           GreenMan Technologies, Inc.
                    Statement Regarding Net Income per Share
                               September 30, 2002

                                                    Year Ended      Year Ended
                                                   September 30,   September 30,
                                                       2002            2001
                                                   -------------   -------------

Net income: .....................................   $ 1,018,027     $   803,227
                                                    ===========     ===========

Net income per share - basic ....................   $      0.07     $      0.06
                                                    ===========     ===========

Weighted average shares outstanding .............    14,586,538      13,464,943
                                                    ===========     ===========

Weighted average shares outstanding -
  diluted .......................................    16,624,109      13,493,165
                                                    ===========     ===========